UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

  Date of Report (Date of earliest event reported): May 16, 2008 (May 15, 2008)

                               ANTS SOFTWARE INC.
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             (Exact name of Registrant as specified in its charter)

        Delaware                       000-16299                 13-3054685
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(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
    of incorporation)                                        Identification No.)


     700 Airport Blvd. Suite 300, Burlingame, CA                    94010
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      (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code: (650) 931-0500


                                       N/A
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          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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

Item 1.01 Entry into a Material Definitive Agreement.

     On May 15, 2008, ANTs software inc. ("ANTs" or the "Company") entered into an Agreement and Plan of Merger (the "Agreement") by and among ANTs software, inc., ANTs Holdings, Inc., (the "Sub") a Delaware corporation and wholly owned direct subsidiary of ANTs, Inventa Technologies, Inc., a Delaware corporation ("Inventa"), and Robert T. Healey, solely in his capacity as Stockholders' Representative of Inventa. At the Effective Time as defined in the Agreement, the Sub will be merged with and into Inventa (the "Merger"). In connection with the Merger, Inventa's outstanding shares of capital stock will be exchanged for and converted into an aggregate of 20,000,000 unregistered shares of ANTs common stock, ANTs will make cash payments of $3,000,000 and ANTs will issue one or more promissory notes in the aggregate initial principal face amount of $2,000,000, bearing 10% interest per annum, payable quarterly, and convertible into shares of ANTs common stock at a conversion price of $0.80, with maturity at January 31, 2011. Following the Merger, Inventa will continue as the surviving corporation as a wholly owned subsidiary of ANTs and the separate corporate existence of the Sub will cease. The Certificate of Incorporation of the Sub in effect at the Effective Time will become the certificate of incorporation of Inventa except that Article I of the Survivor's Certificate of Incorporation shall be amended at the Effective Time to provide that the name of the Surviving Corporation shall be "Inventa Technologies, Inc."

Item 7.01 Regulation FD Disclosure.

     On May 15, 2008, at 1pm PDT the annual general stockholders meeting of the Company, the Company disclosed the following information:

     This presentation is neither an offer to sell, nor solicitation of offers to purchase, securities. This presentation contains forward-looking statements within the meaning of the federal securities laws, including statements concerning product development activities and sales and licensing activities. Such forward-looking statements are not guarantees of future performance, are sometimes identified by words of condition such as "should," "may," or "intends," and are subject to a number of risks and uncertainties, known and unknown, that could cause actual results to differ materially from those intended or anticipated. Such risks include, without limitation: challenges arising from competition, difficulties experienced in product development, roadblocks experienced in sales and marketing activities, longer than expected sales processes, difficulties in recruiting knowledgeable and experienced personnel, possible problems in porting applications to the Company's database, potential problems in protecting the Company's intellectual property, and problems securing the necessary financing to continue operations. Further information concerning these and other risks is included in the Company's filings with the Securities and Exchange Commission, including the Company's most recent Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008. The Company undertakes no obligation to update or revise such forward-looking statements to reflect events or circumstances occurring after the date of this presentation.


    o The Company is currently in negotiations with another company which could result in a multi-million dollar transaction.

    o The Company sees the potential for revenue of up to $17 million within the next twelve months.

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

    o The Company believes the per share price of its Common Stock will go up.

    o The Company has partnering initiatives underway with Oracle, IBM and Sybase.

    o The Company's long-term plans are to build a portfolio of ANTs Compatibility Server products that migrate applications from and to numerous different databases.

    o Sybase has requested that the Company provide a proposal to develop a version of the ANTs Compatibility Server.

    o The Company believes it will take less than 15 months to make the ACS for Sybase generally available.

    o The Company plans to establish a Technology Center of Excellence at the New Jersey offices of Inventa to showcase its ANTs Compatibility Server ("ACS") product.

    o The owners of Inventa may nominate and are entitled to have up to two directors appointed to the Company's board.

     A recording of the audio portion of the meeting, and the PowerPoint slides used in the presentation, will be posted on the Company's website within 24 hours of the meeting.

     Pursuant to General Instruction B.2 of Form 8-K, the information included in this Current Report on Form 8-K under the section entitled "Item 7.01 Regulation FD Disclosure" is "furnished" and not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability provisions of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. References to the Company's website do not incorporate by reference the information on such website into this Current Report on Form 8-K and the Company disclaims any such incorporation by reference.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ANTs software inc.



Date: May 16, 2008                      By: /s/ Kenneth Ruotolo
                                            -------------------------
                                            Kenneth Ruotolo,
                                            Chief Financial Officer


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